UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2017

LIBERTY TAX, INC.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2017, Steven Ibbotson submitted his resignation from the Board of Directors (the “Board”) of Liberty Tax, Inc. (the “Company”), effective immediately. Mr. Ibbotson served as the chair of the Compensation Committee and as a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Company.

In a letter to the Board and Company management, dated December 15, 2017, Mr. Ibbotson indicated that his decision to resign was a result of his concerns with the actions of John T. Hewitt, the Chairman of the Board and former Chief Executive Officer of the Company, as a result of his rights as the sole holder of the Class B common stock and voting control at the Board level. The foregoing description of this letter is qualified in its entirety by reference to the full text of the letter, a copy of which is filed herewith as Exhibit 17.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
17.1	Letter from Steven Ibbotson, dated December 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: December 18, 2017	By:/s/ Vanessa Szajnoga
Vanessa Szajnoga
Vice President and General Counsel